UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2009

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2009, Pet DRx Corporation (the "Company") entered into a purchase agreement with the investors identified on the schedules thereto, pursuant to which the Company has agreed to issue and sell in a private placement an aggregate of up to $6,500,000 in original principal amount of its 12% senior secured convertible notes, together with warrants to purchase up to 15,000,000 shares of the Company’s common stock. Forms of the notes and warrants are attached hereto as Exhibits 10.1 and 10.2, respectively.

The Private Placement and Purchase Agreement

On January 21, 2009, the Company sold and issued $3,000,000 principal amount of the notes, together with warrants to purchase 6,923,076.92 shares of its common stock, to affiliates of Galen Partners and Camden Partners, as the lead investors, for an aggregate purchase price of $3,000,000. The Company anticipates issuing up to an additional $3,500,000 principal amount of notes together with warrants to purchase up to 8,076,923.08 shares of its common stock to certain other accredited investors approved by the lead investors.

The Company has agreed to use the net proceeds of the private placement for working capital, capital expenditures, repayment of indebtedness, a potential acquisition and for general corporate purposes. In addition, the Company has agreed that for so long as the affiliates of Galen Partners hold at least $500,000 principal amount of notes, Galen Partners will have the right to appoint one board observer to attend meetings of the Company’s board of directors. The Company has agreed to pay the Galen Partners observer an advisory fee equal to 50% of the highest number of equity awards granted to any individual non-employee director as compensation.

The Notes

The maximum amount of notes to be issued in the private placement will be convertible into an aggregate of 650,000 shares of the Company’s common stock based on an initial conversion price of $10.00 per share. The notes bear interest at a rate of twelve percent per annum, which shall be paid by increasing the principal amount of the notes semiannually beginning on June 30, 2009. All amounts outstanding under the notes will become due and payable on January 21, 2013. Repayment of the notes at maturity or if accelerated upon the occurrence of an "event of default" (as defined in the notes), or any prepayment of the notes prior to maturity, would require, in addition to the repayment of the then-outstanding principal amount and accrued but unpaid interest, the payment of a premium of between 150% to 400% of the original principal amount. The amount of the premium is based on the holders of a certain percentage of the Company’s existing seller notes issued in connection with previous veterinary hospital acquisitions that agree by February 17, 2009 to a note amendment providing for a payment moratorium if the Company fails to generate specified levels of cash flow from operations during any fiscal quarter in 2009. The holders of the notes issued in the private placement may require the Company to redeem the notes at the outstanding principal amount plus the applicable premium (i) upon the occurrence of a "change of control" (as defined in the notes) and (ii) if the Company fails, on or before October 31, 2009, to obtain stockholder approval of the issuance of common stock issuable under the notes and warrants.

The Warrants

After the Company’s stockholders approve the issuance of common stock upon exercise of the warrants, the warrants will be exercisable at an exercise price of $0.10 per share. If the Company subsequently issues additional common stock or common stock equivalents at an effective purchase price less than the then applicable exercise price of the warrants, the exercise price of the warrants will be reduced to such lower price. The Company has the right to redeem the warrants at any time for a price equal to 12.5 times the exercise price, less the exercise price. If the Company’s stockholders do not approve the issuance of common stock issuable under the notes and warrants on or before October 31, 2009, or if an "event of default" (as defined in the notes) occurs prior to the date of such approval, then the holders of the warrants have the right to force redemption at a price per warrant equal to the average market price of the Company’s common stock for the five trading days ending October 31, 2009, less the applicable exercise price. The warrants expire January 21, 2016.

Other Agreements

The Company’s obligations under the notes are secured by a lien on substantially all of the Company’s assets in favor of Galen Partners IV, L.P., as collateral agent for the investors in the private placement, pursuant to a security agreement and pledge agreement, each dated January 21, 2009.

Pursuant to the purchase agreement, the Company is required to enter into a registration rights agreement in form reasonably satisfactory to the lead investors on or prior to February 2, 2009. The registration rights agreement will require the Company to register the shares of common stock issued upon conversion of the notes and exercise of the warrants upon demand of the majority holders at any time after March 31, 2010.

The foregoing is a summary of the material terms of the documents referenced and does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith, which are hereby incorporated herein by reference.

Related Parties

The below information regarding beneficial ownership is based on 23,660,459 shares of the Company’s common stock outstanding as of September 30, 2008.

Prior to the consummation of the transactions contemplated under the purchase agreement, as of January 20, 2009, affiliates of Galen Partners held, in the aggregate, shared voting and investment power over 4,128,319 shares of the Company’s common stock and warrants to purchase 62,064 shares of the Company’s common stock, which constituted a beneficial ownership interest of 17.66% in the Company’s outstanding common stock. Zubeen Shroff, who served as a director of the Company from January 4, 2008 through December 17, 2008, serves as a managing member of the general partner of each of the affiliates of Galen Partners participating in the Company’s private placement described above.

Additionally, prior to the consummation of the transactions contemplated under the purchase agreement, as of January 20, 2009, affiliates of Camden Partners held, in the aggregate, shared voting and investment power over 2,028,037 shares of the Company’s common stock, which constituted a beneficial ownership interest of 8.57% in the Company’s outstanding common stock. Richard M. Johnston, a director of the Company, serves as a managing member of Camden Partners Strategic Manager, LLC, which serves as the managing member of the general partner of each of the affiliates of Camden Partners participating in the Company’s private placement described above. The above beneficial interest information does not include any shares of common stock issuable upon exercise of any options granted to Mr. Johnston as compensation for his service as a director of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See "Item 1.01 Entry into a Material Definitive Agreement" above, the contents of which are incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

On January 21, 2009, the Company entered into an agreement to issue and sell in a private placement an aggregate of up to $6,500,000 principal amount of its secured convertible notes, together with warrants to purchase up to 15,000,000 shares of the Company’s common stock, as described in "Item 1.01 Entry into a Material Definitive Agreement" above, the contents of which is incorporated herein by reference in its entirety.

The notes and the warrants have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The offering has been limited to certain accredited investors, as such term is defined under the Securities Act of 1933, as amended. The Company is relying on the exemption from registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

This document does not, and shall not, constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Form of 12% Senior Convertible Note.
Exhibit 10.2 Form of Warrant to Purchase Shares of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

January 27, 2009	By:	Gene E. Burleson

Name: Gene E. Burleson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of 12% Senior Convertible Note
10.2	Form of Warrant to Purchase Shares of Common Stock